UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2013

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 22, 2013, SemGroup Corporation (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 42,040,198 shares of the Company’s Class A common stock and Class B common stock were entitled to vote as of April 4, 2013, the record date for the Annual Meeting. There were 37,844,550 shares present, in person or by proxy, at the Annual Meeting (or 90.02% of the outstanding shares), at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1 — Election of Directors

The stockholders voted to elect seven directors to serve for a one-year term expiring at the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified. The results of the vote were as follows:

			Broker
	For	Withheld	Non-Votes
Ronald A. Ballschmiede	34,666,302	2,060,651	1,117,597
Sarah M. Barpoulis	34,666,302	2,060,651	1,117,597
John F. Chlebowski	34,671,821	2,055,132	1,117,597
Karl F. Kurz	34,648,809	2,078,144	1,117,597
James H. Lytal	34,651,284	2,075,669	1,117,597
Thomas R. McDaniel	34,648,684	2,078,269	1,117,597
Norman J. Szydlowski	34,585,363	2,141,590	1,117,597

Proposal 2 — Advisory Vote on
Executive Compensation

The stockholders voted to approve, on an advisory and non-binding basis, named executive officer compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
34,206,322	59,787	2,460,844	1,117,597

Proposal 3 —Vote on
SemGroup Employee Stock Purchase Plan

The stockholders voted to approve the SemGroup Employee Stock Purchase Plan. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
33,943,584	8,517	2,774,852	1,117,597

Proposal 4 — Ratification of Appointment of
Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2013. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
35,809,678	9,686	2,025,186	-0-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 23, 2013
By: /s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

4